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                                                                    Exhibit 10.5

                                                                         2-H.002

                               SECOND AMENDMENT TO
                              EMPLOYMENT AGREEMENT
     SECOND AMENDMENT TO EMPLOYMENT AGREEMENT made as of the 8th day of June, 1993, by and between UNITED CAPITAL CORP., a Delaware corporation (the "Company"), having an office at 111 Great Neck Road, Great Neck, New York 11021, and A. F. PETROCELLI, residing at 152 West Shore Road, Kings Point, New York 11024 (the "Executive").
                              W I T N E S S E T H:
     WHEREAS, the Company and the Executive executed an Employment Agreement dated as of the 1st day of January, 1990, as amended by a First Amendment to Employment Agreement dated as of the 3rd day of December, 1990 (collectively the "Agreement"), pursuant to which the Company memorialized its relationship with the Executive; and
     WHEREAS, the Company and the Executive have agreed to amend the Agreement; NOW THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
     1.   Section 4 of the Agreement shall be amended by adding thereto a new
Section 4.05, which new provision shall read in its entirety as follows:
     "4.05. Insurance. In addition to and separate from the provisions contained in Sections 4 and 9 of this Agreement, during the term of this Agreement and during the period during which the Company may be required to make disability

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     payments in accordance with the provisions of Section 4.04 hereof, the Company shall maintain in effect at all times, at the Company's expense, a life insurance policy or policies on the life of the Executive in the face amount of not less than $2,000,000.00 (the "Policies"), based on a split dollar plan or plans, which Policies shall be owned by the Executive, or by a person or entity designated by the Executive from time to time, with the owner of such Policies having the right to designate the beneficiary or beneficiaries thereunder. The Company and the Executive agree to take all actions reasonably necessary to enable the Company to procure such Policies, including without limitation, the execution of any consents or applications, the Executive undergoing one or more physical examinations in connection therewith, and the execution of collater-al assignments to the Corporation of such Policies."

     2. Except as hereby amended, the Agreement shall remain in full force and effect in accordance with its provisions.
     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Employment Agreement as of the day and year first above written.
                          UNITED CAPITAL CORP.

                          By /s/ Bernard Turiel
                            ------------------------------
                            Bernard Turiel, Vice President

                           /s/ A.F. Petrocelli
                          --------------------------------
                                 A. F. Petrocelli



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